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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (date of earliest event reported): February 12, 2004



                             FLEMING COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)


        OKLAHOMA                     1-8140                            48-0222760
(State of incorporation     (Commission file number)   (I.R.S. employer identification number)
    or organization)

                 1945 LAKEPOINTE DRIVE
                   LEWISVILLE, TEXAS                                      75057
        (Address of principal executive offices)                        (Zip code)


       Registrant's telephone number, including area code: (972) 906-8000


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         Pursuant to an Agreement for Appointment of Trustee and Termination of Pension Plan dated as of February 12, 2004 (the "Agreement"), which Agreement is filed herewith as Exhibit 10.1, the Pension Benefit Guaranty Corporation (the "PBGC") has been appointed the trustee of and assumed responsibility for The Fleming Companies Inc. Pension Plan (the "Plan") of Fleming Companies, Inc. ("Fleming"), which Plan is underfunded and terminated as of January 1, 2004. The Plan provides benefits to approximately 17,600 of Fleming's workers and retirees. The PBGC has indicated it will be notifying Plan participants of the change. Fleming and its subsidiaries continue to sponsor four other pension plans.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) EXHIBITS

         EXHIBIT
         NUMBER          DESCRIPTION
         -------         -----------

         10.1      __    Agreement for Appointment of Trustee and Termination of
                         Pension Plan, dated as of February 12, 2004, between the Pension Benefit Guaranty Corporation and Fleming
                         Companies, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FLEMING COMPANIES, INC.


Date:  February 19, 2004                    By: /s/ REBECCA A. ROOF
                                               ---------------------------------
                                               Rebecca A. Roof
                                               Interim Chief Financial Officer


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER           DESCRIPTION
-------          -----------
10.1       __    Agreement for Appointment of Trustee and Termination of Pension Plan, dated as of
                 February 12, 2004, between the Pension Benefit Guaranty Corporation and Fleming
                 Companies, Inc.